EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Tech Tonic Group, Inc

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated August 26th, 2024, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period July 24, 2023, to June 30, 2024.

/S/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

September 26, 2024